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                                                                    EXHIBIT 21.1




Subsidiaries of the Registrant

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SUBSIDIARY                                        STATE OF FORMATION

American Safety Insurance Company                       Georgia
American Southern Insurance Company                     Kansas
Association Casualty Insurance Company                  Texas
Association Risk Management General Agency              Texas
Bankers Fidelity Life Insurance Company                 Georgia
Georgia Casualty & Surety Company                       Georgia
Self-Insurance Administrators, Inc.                     Georgia

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